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                                                                    EXHIBIT 23.1

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2000, except for paragraph 4 of Note 1, as
to which the date is April   , 2000, in the Registration Statement (Form S-1
No. 333-     ) and the related Prospectus of Cruel World, Inc. dated on or about
April 7, 2000.

San Francisco, California
April   , 2000

    The foregoing consent is in the form that will be signed upon completion of the reincorporation described in paragraph 4 of Note 1 to the financial statements.

San Francisco, California                                    /s/ ERNST & YOUNG
LLP
April 7, 2000